SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K
                         CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934

Date of Report(Date of earliest event reported)December 16, 2002

                 1st Colonial Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

       Pennsylvania              333-84114     01-0715542
(State or other jurisdiction    (Commission   (IRS Employer
of incorporation)               File Number)   Ident. No.)

1040 Haddon Avenue, Collingswood, NJ               08108
(Address of principal executive office)          (Zip Code)

Registrant's telephone number, including area code(856)858-1100

                               NA
(Former name or former address, if changes since last report)



Item 5.  Other Events and Regulation FD Disclosure.

     On December 16, 2002, 1st Colonial Bancorp, Inc. ("1st Colonial") completed its offering of common stock and warrants, raising $2,162,391 in the offering (before expenses). The common stock and warrants were offered in units, with each unit consisting of one share of 1st Colonial common stock and one warrant to purchase an additional share of 1st Colonial common stock at a warrant exercise price of $9.60 per share. The warrants expire on December 16, 2005. A total of 254,399 units were sold in the offering at a price of $8.50 per unit.

     1st Colonial is also reporting that on December 18, 2002, its Board of Directors voted to declare a five percent stock dividend to the corporation's shareholders. The dividend will be distributed on all issued and outstanding shares of 1st Colonial common stock held of record as of April 1, 2003 and is payable on April 15, 2003.

     A copy of 1st Colonial's press release regarding the completion of the offering and the declaration of the stock dividend is attached as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

              The following exhibits are filed herewith:

Exhibit
 Number   Description

  99.1    Press Release of 1st Colonial Bancorp, Inc.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             1st Colonial Bancorp, Inc.


                             By /s/ Gerard M. Banmiller
                               Gerard M. Banmiller,
                               President and Chief Executive
                                 Officer

Dated: December 20, 2002